UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINADOTCOM CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

34/F Citicorp Centre, 18 Whitfield Road
Causeway Bay, Hong Kong
(Address of principal executive offices) (Zip Code)

Ross Systems, Inc. 1998 Incentive Stock Plan, as amended
(Full title of the plan)

Steven L. Chan
General Counsel and Company Secretary
chinadotcom corporation
34/F Citicorp Centre, 18 Whitfield Road,
Causeway Bay, Hong Kong
(Name and address of agent for service)

+852 2237 7238
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

					Proposed Maximum
	Amount to be		Proposed Maximum		Aggregate Offering	Amount of Registration
Title of Securities to be Registered	Registered(1)		Offering Price per Unit		Price	Fee
Class A Common Shares, par value $0.00025 per share	950,000	(2)	$2.49	(4)	$2,365,500 (4)	$299.71
Class A Common Shares, par value $0.00025 per share	1,400,000	(3)	$4.29	(5)	$6,006,000 (5)	$760.96

(1) This Registration Statement registers the issuance of 2,350,000 shares of Class A Common Shares of chinadotcom corporation (the “Registrant”), par value $0.00025 per share (the “Common Shares”), together with an indeterminate number of additional shares pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) The 950,000 shares represents the aggregate number of Common Shares that may be issued upon exercise of options which have been granted under the plan listed above (the “Plan”).

(3) The 1,400,000 shares represents the aggregate number of Common Shares that may be issued upon exercise of options which may be granted under the Plan.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) and (h) of the Securities Act, based upon the weighted average exercise price per share ($2.49) for 950,000 shares subject to outstanding options previously granted.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act, based on the average of the high and low prices of the Common Shares on August 24, 2004 on the Nasdaq National Market.

EXPLANATORY NOTE

     Pursuant to the terms of the Agreement and Plan of Merger, dated September 4, 2003, as amended (the “Merger Agreement”), CDC Software Holdings, Inc., a direct wholly owned subsidiary of the Registrant merged with and into Ross Systems, Inc. (“Ross’), which is now a direct wholly owned subsidiary of the Registrant.

     Pursuant to the Merger Agreement, the Registrant agreed for each stock option outstanding under the Plan (with the exception of certain executive options) with an exercise price of $19.00 or less, to substitute such stock options with stock options to purchase the Registrant’s Common Shares. Shares issuable under the Plan were originally registered by Ross on Form S-8 (Registration No. 333-75440). The number of shares subject to outstanding options under the Plan as of the closing of the Merger has been recalculated pursuant to the exchange ratio set forth in the Merger Agreement. The weighted average exercise price has been calculated by dividing the weighted average exercise price per share of Ross common stock subject to options outstanding immediately prior to the closing of the Merger by the conversion ratio set forth in the merger Agreement.

     This Registration Statement relates to the Common Shares of the Registrant issuable pursuant to the Plan based on the conversion ratio of 4.358 Common Shares per share of Ross common stock as follows:

(1)	950,000 Common Shares subject to outstanding options granted under the Plan; and

(2)	1,400,000 Common Shares which may be issued pursuant to options which may be granted under the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.	PLAN INFORMATION

Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 20-F/A for the fiscal year ended December 31, 2003, filed with the SEC on July 8, 2004.

(2)	The Registrant’s Current Reports on Form 6-K, filed with the SEC on each of May 17, 2004, June 17, 2004, July 22, 2004, August 10, 2004 (for the period from July 21 to August 5) and August 24, 2004.

(3)	The description of the Registrant’s Common Shares set forth under the caption “Description of chinadotcom Share Capital” contained in the Proxy Statement/Prospectus included in the Registrant’s Registration Statement on Form F-4 (Registration No. 333-109493), as amended, filed with the SEC on July 8, 2004.

     In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Companies Law of the Cayman Islands does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s memorandum and articles of association provides for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except if they acted in a willfully negligent manner or defaulted in any action against them.

     Cayman Islands law will not allow the limitation of a director’s liability for his own fraud, willful neglect or willful default.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description of Exhibit
4.1	Conformed copy of the Amended and Restated Memorandum of Association (incorporated by reference to the Registrant’s current report on Form 6-K (File No. 000-30134) filed with the Commission on September 18, 2002)

4.2	Conformed copy of the Amended and Restated Articles of Association (incorporated by reference to the Registrant’s current report on Form 6-K (File No. 000-30134) filed with the Commission on September 18, 2002)

4.3	Specimen stock certificate representing shares of Class A Common Shares of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-12958) filed with the Commission on December 7, 2000)

5.1	Opinion of Maples and Calder, Cayman Islands counsel for Registrant, as to the validity of the Registrant’s Common Shares to which this Registration Statement relates

23.1	Consent of Ernst & Young

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature page to this Registration Statement)

99.1	Ross Systems, Inc. 1998 Incentive Stock Plan, as amended

ITEM 9.	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	As a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Section Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE PAGE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, China, on August 27, 2004.

CHINADOTCOM CORPORATION
By:	/s/ Raymond K.F. Ch’ien
Name:	Raymond K.F. Ch’ien
Title:	Acting Chief Executive Officer and Executive Chairman (principal executive officer)

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Keith Oliver and Steven Chan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Raymond K.F. Ch’ien	Acting Chief Executive Officer and	August 27, 2004
Raymond K.F. Ch’ien	Executive Chairman (principal executive officer)

/s/ Peter Yip	Vice Chairman	August 27, 2004
Peter Yip

/s/ Zhou Shun Ao	Vice Chairman	August 27, 2004
Zhou Shun Ao

/s/ Thomas M. Britt, III	Director	August 27, 2004
Thomas M. Britt, III

/s/ William Fung	Director	August 27, 2004
William Fung

Signature	Title	Date

/s/ Ki Chi Kwong	Director	August 27, 2004
Ki Chi Kwong

/s/ Carrick John Clough	Director	August 27, 2004
Carrick John Clough

/s/ Keith Oliver	Chief Financial Officer	August 27, 2004
Keith Oliver	(principal financial officer)

/s/ Elaine Kwok	Controller	August 27, 2004
Elaine Kwok	(principal accounting officer)

/s/ Craig David Celek	Authorized Representative in the	August 27, 2004
Craig David Celek	United States

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Conformed copy of the Amended and Restated Memorandum of Association (incorporated by reference to the Registrant’s current report on Form 6-K (File No. 000-30134) filed with the Commission on September 18, 2002)

4.2	Conformed copy of the Amended and Restated Articles of Association (incorporated by reference to the Registrant’s current report on Form 6-K (File No. 000-30134) filed with the Commission on September 18, 2002)

4.3	Specimen stock certificate representing shares of Class A Common Shares of the Registrant (incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-12958) filed with the Commission on December 7, 2000)

5.1	Opinion of Maples and Calder, Cayman Islands counsel for Registrant, as to the validity of the Registrant’s Common Shares to which this Registration Statement relates

23.1	Consent of Ernst & Young

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature page to this Registration Statement)

99.1	Ross Systems, Inc. 1998 Incentive Stock Plan, as amended